Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF PALTALK, INC.

(as amended through May 15, 2020)

ARTICLE I

The Corporation

Section 1. Name. The legal name of this corporation (hereinafter called the “Corporation”) is Paltalk, Inc.

Section 2. Offices. The registered office and registered agent of the Corporation shall be set forth in the Certificate of Incorporation of the Company. The Corporation may also have offices at such other places within and without the United States as the Board of Directors may from time to time appoint or the business of the Corporation may require.

Section 3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. One or more duplicate dies for impressing such seal may be kept and used.

ARTICLE II

Meetings of Shareholders

Section 1. Place of Meetings. Meetings of the shareholders shall be held at any place within or without the State of Delaware, of which any place shall include telephonic or any other electronic means of communication, designated by the Board of Directors, as is fixed in the notice of the meeting. Absent such designation, meetings shall be held at the principal executive office in the State of Delaware. The Board of Directors may, in its discretion and subject to any guidelines and procedures it may adopt, authorize shareholders not physically present, in person or proxy, at a meeting of shareholders, whether held at a designated place or held solely by telephonic or electronic transmission by and to the Corporation, to participate in and vote at the meeting by electronic transmission by and to the Corporation or by electronic video screen communication and such shareholders shall be considered present in person or by proxy.

Section 2. Annual Meeting. An annual meeting of the shareholders of the Corporation shall be held on such date at such time as the Board of Directors may determine by resolution.  At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting or any adjournment thereof (i) by or at the direction of the Board of Directors or any committee thereof, (ii) pursuant to the Corporation’s notice of meeting (or any supplement thereto) or (iii) by any shareholder of the Corporation who was a shareholder of record of the Corporation at the time the notice provided for in this Section 2 is delivered to the Secretary of the Corporation, who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 2. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered or mailed to and received at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the 120th day prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Public Announcement of the date of such meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment or postponement of an annual  meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. (“Public Announcement” means disclosure in a press release, national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

A shareholder’s notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend, or request the amendment of, the By-Laws or Certificate of Incorporation of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, and beneficial owner, if any, on whose behalf the proposal is made, (iii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder, (iv) (A) the class or series and number of shares of the Corporation’s capital stock that are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such shareholder, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such shareholder, and (I) any direct or indirect interest of such shareholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (v) any material interest of such shareholder and beneficial owner, if any, on whose behalf the proposal is made, in such business, and (vi) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies or votes from shareholders in support of such proposal; provided, however, that compliance by such shareholder with the notice provisions and other requirements in this Section 2 shall not create a duty of the Corporation to include such shareholder’s business or proposal in the Corporation’s proxy statement or proxy, and notwithstanding such compliance the Corporation shall retain such discretion as it has to omit such business or proposal from such proxy statement or proxy or both.

In addition, to be considered timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining shareholders entitled to vote at the meeting in the case of the update and supplement required to be made as of the record date for determining shareholders entitled to vote at the meeting, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

No business shall be brought before or conducted at an annual meeting (i) except in accordance with the provisions of this Section 2 or (ii) if the shareholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) proxies or votes in support of such shareholder’s proposal in contravention of such shareholder’s representation as required by clause (vi) of the second paragraph of this Section 2. The officer of the Corporation or other person presiding over the annual meeting shall have the power and duty, if the facts so warrant, to determine and declare to the meeting that business was not properly brought before the meeting or any adjournment thereof in accordance with the provisions of this Section 2 and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

Notwithstanding the foregoing provisions of this Section 2, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any separate and additional requirements set forth in this Section 2 applicable to proposals as to any business to be considered pursuant to this Section 2 (other than business properly brought under Rule 14a-8 under the Exchange Act). Compliance with this Section 2 shall be the exclusive means for a shareholder to submit business (other than as provided in the next sentence and included in the Corporation’s notice of meeting). This Section 2 shall not apply to (i) nominations of persons for election to the Board of Directors, which is specifically addressed in Article III, Section 3, or (ii) any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 3. Special Meetings. Special meetings of shareholders may be called by the President whenever he deems it necessary or advisable. A special meeting of the shareholders shall be called by the President whenever so directed in writing by a majority of the entire Board of Directors or whenever the holders of one-third (1/3) of the number of shares of the capital stock of the Corporation entitled to vote at such meeting shall, in writing, request the same.

Section 4. Notice of Meetings. Notice of the time and place of the annual and of each special meeting of the shareholders shall be given to each of the shareholders entitled to vote at such meeting by mailing the same in a postage prepaid wrapper addressed to each such shareholders at his address as it appears on the books of the Corporation, or by delivering the same personally to any such shareholder in lieu of such mailing, at least ten (10) and not more than sixty (60) days prior to each meeting. Meetings may be held without notice if all of the shareholders entitled to vote thereat are present in person or by proxy, or if notice thereof is waived by all such shareholders not present in person or by proxy, before or after the meeting. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty (30) days hence, or to another place, and if an announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment fix a new record date for the adjourned meeting. Notice of the annual and each special meeting of the shareholders shall indicate that it is being issued by or at the direction of the person or persons calling the meeting, and shall state the name and capacity of each such person. Notice of each special meeting shall also state the purpose or purposes for which it has been called. Neither the business to be transacted at nor the purpose of the annual or any special meeting of the shareholders need be specified in any written waiver of notice.

Section 5. Record Date for Shareholders. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Proxy Representation. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or by his attorney-in-fact. No proxy shall be voted or acted upon after eleven (11) months from its date unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in Section 212 of the Delaware General Corporation Law.

Section 7. Voting at Shareholders’ Meetings. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the Delaware General Corporation Law prescribes a different percentage of votes or a different exercise of voting power. In the election of directors, and for any other action, voting need not be by ballot.

Section 8. Quorum and Adjournment. Except for a special election of directors pursuant to the Delaware General Corporation Law, the presence, in person or by proxy, of the holders of a majority of the shares of the stock of the Corporation outstanding and entitled to vote thereat shall be requisite and shall constitute a quorum at any meeting of the shareholders. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any shareholders. If at any meeting of the shareholders there shall be less than a quorum so present, the shareholders present in person or by proxy and entitled to vote thereat, may adjourn the meeting from time to time until a quorum shall be present, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not adjourned.

Section 9. List of Shareholders. The officer who has charge of the stock ledger of the Corporation shall prepare, make and certify, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders, as of the record date fixed for such meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, or by other reasonable means determined by the Board of Directors. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 10. Inspectors of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, and at the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of the inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by them.

Section 11. Action of the Shareholders Without Meetings. Any action which may be taken at any annual or special meeting of the shareholders may be taken on written consent without a meeting, setting forth the action so taken, signed by the holders of a majority of all outstanding shares entitled to vote thereon.

ARTICLE III

Directors

Section 1. Number of Directors. The number of directors which shall constitute the entire Board of Directors shall be at least one (1). Subject to the foregoing limitation, such number may be fixed from time to time by action of a majority of the entire Board of Directors or of the shareholders at an annual or special meeting, or, if the number of directors is not so fixed, the number shall be one (1). No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2. Election and Term. The initial Board of Directors shall be elected by the incorporator and each initial director so elected shall hold office until the first annual meeting of shareholders and until his successor has been elected and qualified. Thereafter, each director who is elected at an annual meeting of shareholders, and each director who is elected in the interim to fill a vacancy or a newly created directorship, shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.

Section 3. Nomination of Directors.  Only persons who are nominated in accordance with the provisions of this Section 3 will be eligible for election as directors at a meeting of shareholders.

Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders or any adjournment thereof (i) by or at the direction of the Board of Directors or any committee thereof, (ii) pursuant to the Corporation’s notice of meeting (or any supplement thereto), or (iii) by any shareholder of the Corporation who was a shareholder of record of the Corporation at the time the notice provided for in this Section 3 is delivered to the Secretary of the Corporation, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3. Such shareholder nominations shall be made pursuant to timely and complete notice in writing to the Secretary of the Corporation. For elections at an annual meeting, to be timely, a shareholder’s notice must be delivered or mailed to and received at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the 120th day prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Public Announcement (as defined in Section Article II, Section 2 herein) of the date of such meeting is first made by the Corporation. In the event the Corporation calls a special meeting of the shareholders, or the Chairman of the Board or the Secretary calls a shareholder requested special meeting, for the purpose of electing one or more directors to the Board of Directors, a shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

Such shareholder’s notice shall (a) set forth, as to each person whom such shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Corporation which are owned directly or beneficially by such person, (iv) a statement as to such person’s citizenship, (v) such person’s written consent to serve as a director if elected, (vi) all other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (vii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (b) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) the information required in subsections (iv)(A) through (iv)(I) of the second paragraph of Article II, Section 2, (iii) a representation (A) that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (B) as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such nomination, and (iv) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and (c) with respect to each nominee for election or reelection to the Board of Directors, includes the completed and signed questionnaire, representation and agreement required by this Section 3 (as described below). The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. Compliance by a shareholder with the notice provisions and other requirements in this Section 3 shall not create a duty of the Corporation to include the shareholder’s nominee in the Corporation’s proxy statement or proxy if the shareholder’s nominee is not nominated by the Board of Directors, and the Corporation shall retain any discretion it has to omit the nominee from the Corporation’s proxy statement and proxy.

In addition, to be considered timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining shareholders entitled to vote at the meeting in the case of the update and supplement required to be made as of the record date for determining shareholders entitled to vote at the meeting, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 3) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) will abide by the requirements pertaining to directors in these By-Laws, (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with the provisions of the Corporation’s code of ethics that apply to directors of the Corporation.

Notwithstanding anything in this Section 3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under the second paragraph of this Section 3 and there is no Public Announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 3 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.

Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, no person shall be eligible for election as a director of the Corporation at an annual or special meeting of shareholders of the Corporation unless nominated in accordance with the provisions of this Section 3. The officer of the Corporation or other person presiding at the meeting shall have the power and duty, if the facts so warrant, to determine and declare to the meeting that a nomination made at the meeting or any adjournment thereof was not made in accordance with the provisions of this Section 3, with law or rules applicable to the meeting, or whether the shareholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such shareholder’s nominee in compliance with such shareholder’s representation as required by clause (b)(iii) of this Section 3, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

Notwithstanding the foregoing provisions of this Section 3, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 3; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 3 (and compliance with this Section 3 shall be the exclusive means for a shareholder to make nominations). Nothing in this Section 3 shall be deemed to affect any rights (a) of shareholders to request inclusion of nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 4. Filling Vacancies, Resignation and Removal. Any director may tender his resignation at any time. Any director or the entire Board of Directors may be removed, with or without cause, by vote of the shareholders. In the interim between annual meetings of shareholders or special meetings of shareholders called for the election of directors or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the resignation or removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

Section 5. Qualifications and Powers. Each director shall be at least eighteen (18) years of age. A director need not be a shareholder, a citizen of the United States or a resident of the State of Delaware. The business of the Corporation shall be managed by the Board of Directors, subject to the provisions of the Certificate of Incorporation. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done exclusively by the shareholders.

Section 6. Regular and Special Meetings of the Board. The Board of Directors may hold its meetings, whether regular or special, either within or without the State of Delaware. The newly elected Board may meet at such place and time as shall be fixed by the vote of the shareholders at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the entire Board shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all directors. Regular meetings of the Board may be held with or without notice at such time and place as shall from time to time be determined by resolution of the Board. Whenever the time or place of regular meetings of the Board shall have been determined by resolution of the Board, no regular meetings shall be held pursuant to any resolution of the Board altering or modifying its previous resolution relating to the time or place of the holding of regular meetings, without first giving at least three (3) days written notice to each director, either personally or by telegram, or at least five (5) days written notice to each director by mail, of the substance and effect of such new resolution relating to the time and place at which regular meetings of the Board may thereafter be held without notice. Special meetings of the Board shall be held whenever called by the President, Vice-President, the Secretary or any director in writing. Notice of each special meeting of the Board shall be delivered personally to each director or sent by telegraph to his residence or usual place of business at least three (3) days before the meeting, or mailed to him to his residence or usual place of business at least five (5) days before the meeting. Meetings of the Board, whether regular or special, may be held at any time and place, and for any purpose, without notice, when all the directors are present or when all directors not present shall, in writing, waive notice of and consent to the holding of such meeting, which waiver and consent may be given after the holding of such meeting. All or any of the directors may waive notice of any meeting and the presence of a director at any meeting of the Board shall be deemed a waiver of notice thereof by him. A notice, or waiver of notice, need not specify the purpose or purposes of any regular or special meeting of the Board.

Section 7. Quorum and Action. A majority of the entire Board of Directors shall constitute a quorum except that when the entire Board consists of one director, then one director shall constitute a quorum, and except that when a vacancy or vacancies prevents such majority, a majority of the directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third (1/3) of the entire Board. A majority of the directors present, whether or not they constitute a quorum, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the Delaware General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 8. Telephonic Meetings. Any member or members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 9. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 10. Compensation of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each regular or special meeting of the Board or of any committee designated by the Board and may be paid a fixed sum for attendance at such meeting, or a stated salary as director, or both. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore; provided, however, that directors who are also salaried officers shall not receive fees or salaries as directors.

ARTICLE IV

Committees

Section 1. In General. The Board of Directors may, by resolution or resolutions passed by the affirmative vote therefore of a majority of the entire Board, designate an Executive Committee and such other committees as the Board may from time to time determine, each to consist of one (1) or more directors, and each of which, to the extent provided in the resolution or in the Certificate of Incorporation or in the By-Laws, shall have all the powers of the Board, except that no such Committee shall have power to fill vacancies in the Board, or to change the membership of or to fill vacancies in any committee, or to make, amend, repeal or adopt By-Laws of the Corporation, or to submit to the shareholders any action that needs shareholder approval under these By-Laws or the Delaware General Corporation Law, or to fix the compensation of the directors for serving on the Board or any committee thereof, or to amend or repeal any resolution of the Board which by its terms shall not be so amendable or repealable. Each committee shall serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 2. Executive Committee. Except as otherwise limited by the Board of Directors or by these By-Laws, the Executive Committee, if so designated by the Board of Directors, shall have and may exercise, when the Board is not in session, all the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Board shall have the power at any time to change the membership of the Executive Committee, to fill vacancies in it, or to dissolve it. The Executive Committee may make rules for the conduct of its business and may appoint such assistance as it shall from time to time deem necessary. A majority of the members of the Executive Committee, if more than a single member, shall constitute a quorum.

ARTICLE V

Officers

Section 1. Designation, Term and Vacancies. The officers of the Corporation shall be a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time deem necessary. Such officers may have and perform the powers and duties usually pertaining to their respective offices, the powers and duties respectively prescribed by law and by these By-Laws, and such additional powers and duties as may from time to time be prescribed by the Board. The same person may hold any two or more offices, except that the offices of President and Secretary may not be held by the same person unless all the issued and outstanding stock of the Corporation is owned by one person, in which instance such person may hold all or any combination of offices.

The initial officers of the Corporation shall be appointed by the initial Board of Directors, each to hold office until the meeting of the Board of Directors following the first annual meeting of shareholders and until his successor has been appointed and qualified. Thereafter, the officers of the Corporation shall be appointed by the Board as soon as practicable after the election of the Board at the annual meeting of shareholders, and each officer so appointed shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been appointed and qualified. Any officer may be removed at any time, with or without cause, by the affirmative note therefore of a majority of the entire Board of Directors. All other agents and employees of the Corporation shall hold office during the pleasure of the Board of Directors. Vacancies occurring among the officers of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 2. President. The President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors at which he may be present. Subject to the direction of the Board of Directors, he shall be the chief executive officer of the Corporation, and shall have general charge of the entire business of the Corporation. He may sign certificates of stock and sign and seal bonds, debentures, contracts or other obligations authorized by the Board, and may, without previous authority of the Board, make such contracts as the ordinary conduct of the Corporation’s business requires. He shall have the usual powers and duties vested in the President of a corporation. He shall have power to select and appoint all necessary officers and employees of the Corporation, except those selected by the Board of Directors, and to remove all such officers and employees except those selected by the Board of Directors, and make new appointments to fill vacancies. He may delegate any of his powers to a Vice-President of the Corporation.

Section 3. Vice-President. A Vice-President shall have such of the President’s powers and duties as the President may from time to time delegate to him, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors. During the absence or incapacity of the President, the Vice-President, or, if there be more than one, the Vice-President having the greatest seniority in office, shall perform the duties of the President, and when so acting shall have all the powers and be subject to all the responsibilities of the office of President.

Section 4. Treasurer. The Treasurer shall have custody of such funds and securities of the Corporation as may come to his hands or be committed to his care by the Board of Directors. Whenever necessary or proper, he shall endorse on behalf of the Corporation, for collection, checks, notes, or other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositaries, approved by the Board of Directors as the Board of Directors or President may designate. He may sign receipts or vouchers for payments made to the Corporation, and the Board of Directors may require that such receipts or vouchers shall also be signed by some other officer to be designated by them. Whenever required by the Board of Directors, he shall render a statement of his cash accounts and such other statements respecting the affairs of the Corporation as may be required. He shall keep proper and accurate books of account. He shall perform all acts incident to the office of Treasurer, subject to the control of the Board.

Section 5. Secretary. The Secretary shall have custody of the seal of the Corporation and when required by the Board of Directors, or when any instrument shall have been signed by the President duly authorized to sign the same, or when necessary to attest any proceedings of the shareholders or directors, shall affix it to any instrument requiring the same and shall attest the same with his signature, provided that the seal may be affixed by the President or Vice-President or other officer of the Corporation to any document executed by either of them respectively on behalf of the Corporation which does not require the attestation of the Secretary. He shall attend to the giving and serving of notices of meetings. He shall have charge of such books and papers as properly belong to his office or as may be committed to his care by the Board of Directors. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

Section 6. Delegation. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may temporarily delegate the powers or duties, or any of them, of such officer to any other officer or to any director.

ARTICLE VI

Stock

Section 1.  Shares of Stock. The shares of capital stock of the Corporation shall be represented by a certificate; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares.  Notwithstanding the foregoing, every holder of uncertificated shares, shall be entitled, upon request, to a certificate representing such shares.  Shares represented by certificates shall be in such form not inconsistent with the Certificate of Incorporation, these By-Laws or the laws of the State of Delaware, including Delaware General Corporation Law.  Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and holders of certificated shares of the same class and series shall be identical.

Such certificated shares shall be approved by the Board of Directors, and shall be signed by the President or a Vice-President and by the Secretary or the Treasurer and shall bear the seal of the Corporation and shall not be valid unless so signed and sealed.  Certificates countersigned by a duly appointed transfer agent and/or registered by a duly appointed registrar shall be deemed to be so signed and sealed whether the signatures be manual or facsimile signatures and whether the seal be a facsimile seal or any other form of seal. All certificates issued shall be numbered and the name of the person owning the shares represented thereby, his residence, with the number of such shares and the date of issue, shall be entered on the Corporation’s books. All certificates surrendered shall be cancelled and no new certificates issued until the former certificates for the same number of shares shall have been surrendered and cancelled, except as provided for herein.

In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been affixed to any such certificate or certificates, shall cease to be such officer or officers of the Corporation before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation, and may be issued and delivered as though the person or persons who signed such certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers of the Corporation.

Section 2. Fractional Share Interests. The Corporation, may, but shall not be required to, issue certificates or evidence of the equivalent uncertificated shares for fractions of a share. If the Corporation does not issue fractions of a share, it shall: (1) arrange for the disposition of fractional interests by those entitled thereto; (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate or evidence of the equivalent uncertificated shares for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any distribution of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates or evidence of the equivalent uncertificated shares representing full shares before a specified date, or subject to the condition that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

Section 3. Addresses of Shareholders. Every shareholder shall furnish the Corporation with an address to which notices of meetings and other notices may be served upon or mailed to him, and in default thereof notices may be addressed to him at his last known post office address.

Section 4. Stolen, Lost or Destroyed Certificates. The Board of Directors may in its sole discretion direct that a new certificate or certificates of stock be issued or may register uncertificated shares in place of any certificate or certificates of stock theretofore issued by the Corporation, alleged to have been stolen, lost or destroyed, and the Board of Directors when authorizing the issuance of such new certificate or certificates, may, in its discretion, and as a condition precedent thereto, require the owner of such stolen, lost or destroyed certificate or certificates or his legal representatives to give to the Corporation and to such registrar or registrars and/or transfer agent or transfer agents as may be authorized or required to countersign such new certificate or certificates or register such uncertificated shares, a bond in such sum as the Corporation may direct not exceeding double the value of the stock represented by the certificate alleged to have been stolen, lost or destroyed, as indemnity against any claim that may be made against them or any of them for or in respect of the shares of stock represented by the certificate alleged to have been stolen, lost or destroyed, the issuance of such new certificate or certificates or the registration of such uncertificated shares.

Section 5. Transfers of Shares. Upon compliance with all provisions restricting the transferability of shares, if any, transfers of stock shall be made only upon the books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly filed with the Secretary of the Corporation or with a transfer agent or registrar, if any, upon the surrender and cancellation of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon (or in the case of uncertificated shares, upon receipt of duly executed instructions or in any other manner permitted by law and the payment of all taxes due thereon), provided, however that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation waive such requirement.

With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by any entry showing from and to whom transferred.

The Board of Directors may appoint one or more suitable banks and/or trust companies as transfer agents and/or registrars of transfers, for facilitating transfers of any class or series of stock of the Corporation by the holders thereof under such regulations as the Board of Directors may from time to time prescribe. Upon such appointment being made all certificates of stock of such class or series thereafter issued shall be countersigned by one of such transfer agents and/or one of such registrars of transfers, and shall not be valid unless so countersigned.

ARTICLE VII

Indemnification

Section 1. General. The provisions of this Article VII shall be of no force and effect until, and shall become effective upon the time that, the shareholders approve an amendment to the Certificate of Incorporation providing for indemnification of the Corporation’s directors and officers.  The Corporation shall indemnify, and advance Expenses (as this and all other capitalized words used in this Article VII and not previously defined in these By-Laws are defined in Article VII, Section 11 hereof) to, Indemnitee to the fullest extent permitted by applicable law in effect on the date of the effectiveness of these By-Laws, and to such greater extent as applicable law may thereafter permit. The rights of Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by Section 145(b) of the DGCL in Proceedings by or in the right of the Corporation and to the fullest extent permitted by Section 145(a) of the DGCL in all other Proceedings. The provisions set forth below in this Article VII are provided in furtherance, and not by way of limitation, of the obligations expressed in this Section 1.

Section 2. Expenses Related to Proceedings. If Indemnitee is, by reason of his or her Corporate Status, a witness in or a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

Section 3. Advancement of Expenses. Indemnitee shall be advanced Expenses within thirty (30) days after requesting them to the fullest extent permitted by Section 145(e) of the DGCL.

Section 4. Request for Indemnification. To obtain indemnification, Indemnitee shall submit to the Corporation a written request with such information as is reasonably available to Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of such request.

Section 5. Determining Entitlement to Indemnification. Indemnitee’s entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL. The determination of entitlement to indemnification shall be made, and such indemnification shall be paid in full, within sixty (60) days after a written request for indemnification has been received by the Corporation. Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification and the burden of establishing that Indemnitee is not entitled to indemnification under this Article VII otherwise shall be on the Corporation.

Section 6.  Judicial Proceeding.  If a claim for indemnification or advancement of expenses is not paid in full by the Corporation or on its behalf within the time frames specified in Article VII, Sections 4 or 5 hereof, as applicable, Indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by Indemnitee to enforce a right to indemnification or advancement of expenses under this Article VII, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the such person is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 7. Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Article VII shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, these By-Laws, any agreement, a vote of shareholders, a resolution of the Board of Directors or otherwise. No amendment, alteration or repeal of this Article VII or any provision hereof shall be effective, as to any Indemnitee for acts, events and circumstances that occurred in whole or in part, before such amendment, alteration or repeal. The provisions of this Article VII shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his or her heirs, executors and administrators.

Section 8. Insurance and Subrogation. To the extent the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any such director or officer under such policy or policies.

In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

The Corporation shall not be liable under this Article VII to make any payment of amounts otherwise indemnifiable hereunder if, and to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 9. Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VII shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 10. Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of Article VII, no person shall be entitled to indemnification or advancement of Expenses under this Article VII with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.

Section 11. Definitions. For purposes of this Article VII:

“Corporate Status” describes the status of a person who is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

“DGCL” means the Delaware General Corporation Law, as currently in effect or as amended from time to time.

“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

“Indemnitee” includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Article VII, Sections 1 or 2 hereof by reason of his or her Corporate Status.

“Matter” is a claim, a material issue, or a substantial request for relief.

“Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Article VII, Section 6 hereof to enforce his or her rights under this Article VII.

Section 12. Notices. Any communication required or permitted to the Corporation under this Article VII shall be addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be given in writing by depositing the same in the United States mail with postage thereon prepaid, addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be so deposited in the United States mail.

Section 13. Contractual Rights. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between him or her and the Corporation, (ii) is, and is intended to be, retroactive and shall be available as to events occurring prior to the adoption of these provisions and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.

ARTICLE VIII

Dividends and Finance

Section 1. Dividends. The Board of Directors shall have power to fix and determine and to vary, from time to time, the amount of the working capital of the Corporation before declaring any dividends among its shareholders, and to direct and determine the use and disposition of any net profits or surplus, and to determine the date or dates for the declaration and payment of dividends and to determine the amount of any dividend, and the amount of any reserves necessary in their judgment before declaring any dividends among its shareholder, and to determine the amount of the net profits of the Corporation from time to time available for dividends.

Section 2. Fiscal Year. The fiscal year of the Corporation shall end on the last day of December in each year and shall begin on the next succeeding day, or shall be for such other period as the Board of Directors may from time to time designate with the consent of the Department of Taxation and Finance, where applicable.

ARTICLE IX

Miscellaneous Provisions

Section 1. Stock of Other Corporations. The Board of Directors shall have the right to authorize any director, officer or other person on behalf of the Corporation to attend, act and vote at meetings of the shareholders of any corporation in which the Corporation shall hold stock, and to exercise thereat any and all rights and powers incident to the ownership of such stock, and to execute waivers of notice of such meetings and calls therefore; and authority may be given to exercise the same either on one or more designated occasions, or generally on all occasions until revoked by the Board. In the event that the Board shall fail to give such authority, such authority may be exercised by the President in person or by proxy appointed by him on behalf of the Corporation.

Any stocks or securities owned by this Corporation may, if so determined by the Board of Directors, be registered either in the name of this Corporation or in the name of any nominee or nominees appointed for that purpose by the Board of Directors.

Section 2. Books and Records. Subject to the Delaware General Corporation Law, the Corporation may keep its books and accounts outside the State of Delaware.

Section 3. Notices. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing.

Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these By-Laws a waiver in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 4. Amendments. Except as otherwise provided herein, these By-Laws may be altered, amended or repealed and By-Laws may be made at any annual meeting of the shareholders or at any special meeting thereof if notice of the proposed alteration, amendment or repeal, or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the holders of a majority of the shares of stock of the Corporation outstanding and entitled to vote thereat; or by a majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration, amendment or repeal, or By-Law or By-Laws to be made, be contained in the notice of such special meeting.

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